EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-42178) of Kinder Morgan, Inc. of our report dated June 21, 1006 relating to the 2005 financial statements of Kinder Morgan, Inc. Savings Plan, which appears in this Form 11-K.

/s/ Ham, Langston & Brezina, L.L.P.

Houston, Texas

June 28, 2006